VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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SMITH BARNEY WORLD FUNDS, INC. -INTERNATIONAL BALANCED PORTFOLIO
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of Smith Barney World Funds - International
 Balanced
Portfolio (the "Balanced Portfolio"), hereby appoints Heath B. McLendon
, Christina T.
Sydor and Barbara J. Allen, attorneys and
 proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of
the undersigned all shares of the Balanced Portfolio that the undersigned is entitled to
vote at the Special Meeting of Shareholders of the Balanced
 Portfolio to be held at the
offices of the Balanced Portfolio, 388 Greenwich Street, New York,
 New York on April 7,
2000 at 4:00pm and any adjournment or adjournments thereof.
 The undersigned hereby
acknowledges receipt of the Notice of Special Meeting and Prospectus
 /Proxy Statement
dated February 21, 2000 and hereby instructs said attorneys and proxies to vote said
shares as indicated herein.  In their discretion, the proxies are authorized to vote
upon such other business as may properly come before the Special Meeting.
 A majority of
the proxies present and acting at the Special Meeting in person or by substitute (or, if
only one shall be so present, then that one) shall have and may exercise all of the
power and authority of said proxies hereunder.  The undersigned hereby revokes any proxy
previously given.

	PLEASE SIGN, DATE AND RETURN
	PROMPTLY IN THE ENCLOSED ENVELOPE

		Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy.
When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

		Date:




	                                       Signature(s)		(Title(s), if
applicable)

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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Please indicate your vote by an "X" in the appropriate box below.
 This proxy, if
properly executed, will be voted in the manner directed by the undersigned shareholder.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	To approve the Plan of Reorganization       FOR    AGAINST    ABSTAIN

	dated as of February 21, 2000 providing for:(i) the acquisition of all or substantially all of the assets of Smith Barney World Funds - International Balanced Portfolio (the " Balanced Portfolio ") by Smith Barney World
 Funds, Inc.
- International Equity Portfolio (the " Equity Portfolio") in exchange for Class
A, Class B, Class L and Class Y shares of the Equity Portfolio and the assumption
by the Equity Portfolio of certain scheduled liabilities of the Balanced Portfolio; (ii) the distribution of such shares of the Equity Portfolio to shareholders of the Balanced Portfolio in liquidation of the Balanced
 Portfolio;
and (iii) the subsequent termination of the Balanced Portfolio.